                                                                    EXHIBIT 99.1

NEWS
RELEASE

                                                    CONTACT: RICHARD T. MARABITO
                                                         CHIEF FINANCIAL OFFICER
                                                       TELEPHONE: (216) 292-3800
                                                             FAX: (216) 292-3974


           OLYMPIC STEEL REPORTS RECORD SALES AND EARNINGS FOR SECOND
                         QUARTER AND FIRST HALF OF 2004

         Cleveland, Ohio -- (July 29, 2004) Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced record financial results for the second quarter and six months ended June 30, 2004.

         Net sales for the second quarter of 2004 increased 96.4% to $222.8 million from $113.4 million in the second quarter a year ago. Tons sold increased 23.4% to 344 thousand from 279 thousand in the second quarter of 2003. Second quarter 2004 net income was the highest quarterly results in Company history, totaling $18.5 million, or $1.89 per basic share and $1.82 per diluted share, compared to a net loss of $(554) thousand, or $(.06) per basic and diluted share for last year's second quarter.

         For the first half of 2004, net sales increased 79.5% to $409.8 million from $228.3 million. Tons sold increased 33.2% to 729 thousand from 548 thousand in the first half of 2003. Net income for the first half of 2004 was $29.3 million or $3.01 per basic share and $2.90 per diluted share, compared to a net loss of $(1.0) million, or $(.11) per basic and diluted share in the first half of 2003.

         "We are pleased to report record sales and earnings. We are most happy with our continued success in our asset turnover and balance sheet management during a period of rapidly escalating steel prices," stated Michael D. Siegal, Chairman and Chief Executive Officer. "We reduced our debt by $7.4 million during the first half of 2004, while our accounts receivable increased $41.1 million and inventory increased $39.7 million due to strong demand and significant price increases in the first half."

         "We are optimistic about the second half of 2004, based upon our customers' and suppliers' performance and their favorable outlook for the remainder of 2004. We see many positive growth opportunities this year for Olympic Steel, understanding that the back half of the year does have eight less shipping days than the first half of the year. We expect to take advantage of this higher risk environment, as we are well positioned in terms of inventory and liquidity, while maintaining our strict disciplines on working capital, cash turnover and credit risk management," concluded Mr. Siegal.

         Founded in 1954, Olympic Steel is a North American steel service center that is experienced in the specialized processing and distribution of large volumes of flat-rolled carbon and stainless steel products. Headquartered in Cleveland, Ohio, the Company operates 12 distribution and processing facilities and participates in two joint ventures in Michigan. For further information about Olympic Steel, Inc., visit the Company's web site at http://www.olysteel.com.

         It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: general business, economic and political conditions; competitive factors such as the availability and pricing of steel and fluctuations in customer demand; layoffs or work stoppages by the Company's, suppliers', or customers' personnel; equipment installation delays or malfunctions; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPICSTEEL
                         SELECTED FINANCIAL INFORMATION

                (in thousands, except per share data and ratios)


                                                  THREE MONTHS ENDED              SIX MONTHS ENDED
                                                       JUNE 30,                        JUNE 30,
                                           -----------------------------    -----------------------------
                                               2004             2003            2004            2003
                                           -------------   -------------    -------------   -------------
SUMMARY RESULTS OF OPERATIONS:                      (unaudited)                       (unaudited)
Net sales                                  $     222,773   $     113,401    $     409,806   $     228,281

Operating income                                  31,747             146           50,582             525

Income (loss) before income taxes                 30,814            (816)          48,309          (1,614)
                                           -------------   -------------    -------------   -------------

Net income (loss)                          $      18,500   $        (554)   $      29,347   $      (1,033)
                                           =============   =============    =============   =============

Earnings per share:

   Net income (loss) per share - basic     $        1.89   $       (0.06)   $        3.01   $       (0.11)

   Net income (loss) per share - diluted   $        1.82   $       (0.06)   $        2.90   $       (0.11)

                                                     JUNE 30,               DECEMBER 31,
                                           -----------------------------    -------------
                                                2004           2003             2003
                                           -------------   -------------    -------------
SUMMARY BALANCE SHEET DATA:                         (unaudited)
Accounts receivable, net                   $      97,606   $      59,260   $      56,501

Inventories                                      132,510          86,599          92,775

Net property and equipment                        86,669          93,347          89,782

Total assets                                     327,358         249,826         249,002

Current liabilities                               89,505          33,480          42,574

Total debt                                        90,387         102,567          97,797

Shareholders' equity                             143,106         114,465         112,236

Shareholders' equity per share                     14.51           11.87           11.63

Debt-to-equity ratio                            .63 to 1        .90 to 1        .87 to 1


                                                 SIX MONTHS ENDED
                                                      JUNE 30,
                                           -----------------------------
                                                2004           2003
                                           -------------   -------------
OTHER DATA:                                          (unaudited)
Capital expenditures                               1,064             237


EBITDA (a)                                        55,216           4,735

(a) Defined as operating income plus depreciation plus asset impairment charge.


       IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S
                          SALES OR EARNINGS ESTIMATES.

                                  OLYMPICSTEEL
                              RESULTS OF OPERATIONS

                (in thousands, except per share and tonnage data)

                                                 Three Months Ended June 30,                    Six Months Ended June 30,
                                       ---------------------------------------------   ------------------------------------------
                                                2004                    2003                   2004                   2003
                                       ---------------------   ---------------------   --------------------   -------------------
                                                         (unaudited)                                    (unaudited)

 Tons sold
   Direct                                 292,973                 233,912                 623,068                463,413
   Toll                                    51,096                  44,802                 106,145                 84,236
                                       ----------              ----------              ----------             ----------

                                          344,069                 278,714                 729,213                547,649
   % change                                  23.4%                  (11.5)%                  33.2%                 (12.3)%

Net sales                              $  222,773              $  113,401              $  409,806             $  228,281
   % change                                  96.4%                   (6.8)%                  79.5%                  (1.6)%

Cost of materials sold                    152,247                  89,430                 285,793                180,417
                                       ----------              ----------              ----------             ----------

   Gross profit                            70,526      31.7%       23,971      21.1%      124,013     30.3%       47,864     21.0%

Operating expenses

   Warehouse and processing                11,425       5.1%        8,147       7.2%       22,309      5.4%       16,135      7.1%
   Administrative and general              13,360       6.0%        5,752       5.1%       23,037      5.6%       11,560      5.1%
   Distribution                             4,711       2.1%        3,990       3.5%        9,782      2.4%        7,754      3.4%
   Selling                                  5,764       2.6%        2,834       2.5%       11,080      2.7%        5,588      2.4%
   Occupancy                                1,256       0.6%          979       0.9%        2,589      0.6%        2,092      0.9%
   Depreciation                             2,076       0.9%        2,123       1.9%        4,147      1.0%        4,210      1.8%
   Asset impairment charge                    187       0.1%           --       0.0%          487      0.1%           --      0.0%
                                       ----------              ----------              ----------             ----------

      Total operating expenses             38,779      17.4%       23,825      21.0%       73,431     17.9%       47,339     20.7%
                                       ----------              ----------              ----------             ----------

   Operating income                        31,747      14.3%          146       0.1%       50,582     12.3%          525      0.2%

Income (loss) from joint ventures              94                      19                     172                    (10)
                                       ----------              ----------              ----------             ----------

   Income before financing costs
        and income taxes                   31,841                     165                  50,754                    515

Interest and other expense on debt          1,027       0.5%          981       0.9%        2,445      0.6%        2,129      0.9%
                                       ----------              ----------              ----------             ----------

   Income (loss) before income taxes       30,814      13.8%         (816)     (0.7)%      48,309     11.8%       (1,614)    (0.7)%

Income tax provision (benefit)             12,314      40.0%         (262)     32.1%       18,962     39.3%         (581)    36.0%
                                       ----------              ----------              ----------             ----------

Net income (loss)                      $   18,500              $     (554)             $   29,347             $   (1,033)
                                       ==========              ==========              ==========             ==========

Earnings per share:

   Net income (loss) per
        share - basic                  $     1.89              $    (0.06)             $     3.01             $    (0.11)
                                       ==========              ==========              ==========             ==========

   Weighted average shares
        outstanding - basic                 9,794                   9,645                   9,734                  9,644
                                       ==========              ==========              ==========             ==========

   Net income (loss) per share
        - diluted                      $     1.82              $    (0.06)             $     2.90             $    (0.11)
                                       ==========              ==========              ==========             ==========

Weighted average shares
        outstanding - diluted              10,182                   9,645                  10,108                  9,644
                                       ==========              ==========              ==========             ==========



       It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.